Exhibit 99.1

For Further Information Contact:
David Renauld
Vice President, Corporate Affairs
(413) 584-1425

FOR IMMEDIATE RELEASE

TERABEAM ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2005 FINANCIAL RESULTS

Company Returns to Profitability and Increases Cash approximately $5.4 Million

San Jose, CA, February 28, 2006 - Terabeam, Inc. (NASDAQ:TRBM), a leading developer and supplier of broadband wireless solutions, today reported its unaudited financial results for the fourth quarter and year ended December 31, 2005.

Revenue for the quarter ended December 31, 2005 was slightly more than $27.0 million, an increase of approximately 369% from the revenue of $5.8 million for the quarter ended December 31, 2004 and an increase of approximately 49% from the revenue of $18.1 million for the quarter ended September 30, 2005. Revenue for the year ended December 31, 2005 was $59.0 million, an increase of approximately 158% from the revenue of $22.9 million for the year ended December 31, 2004.

Operating income for the quarter ended December 31, 2005 was $657,000 compared to an operating loss of $1.6 million for the quarter ended December 31, 2004 and an operating loss of $10.0 million for the quarter ended September 30, 2005. Net income for the quarter ended December 31, 2005 was $811,000 ($0.04 per share-diluted) compared to net income of $2.3 million ($0.10 per share-diluted) for the quarter ended December 31, 2004 and net loss of $10.0 million ($0.47 per share-diluted) for the quarter ended September 30, 2005. The net income for the quarter ended December 31, 2004 included a one-time gain of approximately $3.9 million on the sale of the Phazar Corp common stock previously owned by Terabeam. The operating and net losses for the quarter ended September 30, 2005 included substantial restructuring provisions and charges as a result of the purchase of the operations of Proxim Corporation by Terabeam in July 2005.

The net loss for the year ended December 31, 2005 was $11.2 million ($0.51 per share-diluted), including the previously discussed restructuring provisions and charges as a result of the purchase of the operations of Proxim Corporation, compared to a net loss of $1.3 million ($0.07 per share-diluted), including the previously discussed one-time gain of $3.9 million, for the year ended December 31, 2004.

Total assets as of December 31, 2005 were $74.8 million, a decrease of approximately 3% from the total assets of $77.3 million as of December 31, 2004. Total liabilities as of

Terabeam Announces Fourth Quarter and
Full Year 2005 Financial Results
February 28, 2006

December 31, 2005 were $22.0 million, an increase of approximately 95% from the total liabilities of $11.3 million as of December 31, 2004. Total stockholders’ equity as of December 31, 2005 was $52.7 million, a decrease of approximately 20% from the total stockholders’ equity of $66.0 million as of December 31, 2004.

Shares outstanding as of December 31, 2005 were 21,446,217, a decrease of approximately 4% from 22,345,847 shares outstanding as of December 31, 2004.

Robert Fitzgerald, Terabeam’s Chief Executive Officer, stated, “The fourth quarter 2005 was a great quarter for Terabeam and puts us in a great position for 2006. In addition to stabilizing our internal and external operations, we have moved significant product developments forward and expect to introduce exciting and competitive products in the upcoming months.”

Conference Call Information

Terabeam will host a conference call to discuss this release, financial results, developments at the company, and other matters of interest to investors and others on February 28, 2006 starting at 5:00 p.m. Eastern Time. The discussion may include forward-looking information.

To participate in this conference call, please dial 800-967-7140 (or 719-457-2629 for international callers), confirmation code 9334824 for all callers, at least ten minutes before start time. The conference call will also be broadcast live over the Internet. Investors and others are invited to visit Terabeam’s website at http://www.terabeam.com to access this broadcast. Replays will be available telephonically for approximately one week by dialing 888-203-1112 for domestic callers and 719-457-0820 for international callers, confirmation code 9334824 for all callers, and over the Internet for approximately 90 days at Terabeam’s website at http://www.terabeam.com.

About Terabeam
Terabeam, Inc. has two primary subsidiaries Proxim Wireless Corporation and Ricochet Networks, Inc. Proxim Wireless Corporation is a global leader in providing Wi-Fi and other broadband wireless solutions to meet the performance, scalability, and security requirements of enterprises, government, and service providers. Ricochet Networks, Inc. is a leading portable Wireless Internet Service Provider (WISP) with operational markets in Denver and Aurora, Colorado and San Diego, California. Additional information about the company can be found at the company's website located at http://www.terabeam.com or by contacting the company by telephone at 413-584-1425 or by email at IR@terabeam.com.

Safe Harbor Statement
Statements in this press release that are not statements of historical facts are forward-looking statements that involve risks, uncertainties, and assumptions. Terabeam’s actual results may differ materially from the results anticipated in these forward-looking statements. The forward-looking statements involve risks and uncertainties that could contribute to such differences including those relating to and arising from the ongoing uncertainty in the telecommunications industry and larger economy; the intense competition in our industries and resulting impacts on our pricing, gross margins, and general financial performance; difficulties or delays in developing and supplying new products with the contemplated or desired features, performance, compliances, certifications, cost, price, and other characteristics; the difficulties in predicting Terabeam’s future financial performance; Terabeam’s recent

Terabeam Announces Fourth Quarter and
Full Year 2005 Financial Results
February 28, 2006

acquisition of Proxim Corporation’s operations, assets, and relationships; and the impacts and effects of any other strategic transactions Terabeam may evaluate or consummate. Further information on these and other factors that could affect Terabeam’s actual results is and will be included in filings made by Terabeam from time to time with the Securities and Exchange Commission and in its other public statements.

- Financial Tables Follow -

Terabeam Announces Fourth Quarter and
Full Year 2005 Financial Results
February 28, 2006

TERABEAM, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
	December 31,	December 31,
	2005	2004
Assets	(unaudited )
Current assets:
Cash and cash equivalents	$14,133	$35,368
Investment securities - available-for-sale	260	5,369
Accounts receivable, net	8,378	2,972
Refundable income taxes	-	151
Inventory	10,070	7,442
Prepaid expenses	1,322	253
Total current assets	34,163	51,555
Property and equipment, net	3,924	2,511
Other Assets:
Restricted cash	5,076	5,136
Goodwill	7,380	6,072
Intangible assets, net	23,817	11,919
Deposits	398	91
Total other assets	36,671	23,218
Total assets	$74,758	$77,284
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$15,569	$6,965
Deferred revenue	2,503	159
License agreement payable - current maturities	981	-
Current maturities of notes payable - other current liabilities	31	2,899
Total current liabilities	19,084	10,023
License agreement payable, net of current maturities	2,956
Notes payable, net of current maturities	-	1,270
Total liabilities	22,040	11,293
Commitments and contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; authorized 4,500,000, none issued at December 31, 2005 and December 31, 2004	-	-
Common stock, $0.01 par value, 100,000,000 shares authorized, 21,446,217 issued and outstanding at December 31, 2005 and 22,845,847 issued with 22,345,847 outstanding at December 31, 2004	214	228
Additional paid-in capital	56,638	59,637
Retained earnings	(4,122)	7,277
Treasury stock	-	(1,155)
Accumulated other comprehensive income:
Net unrealized gain (loss) on available-for-sale securities	(12)	4
Total stockholders’ equity	52,718	65,991
Total liabilities and stockholders’ equity	$74,758	$77,284

Terabeam Announces Fourth Quarter and
Full Year 2005 Financial Results
February 28, 2006

TERABEAM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2005 (unaudited)	2004 (unaudited)	2005 (unaudited)	2004
Revenues	$27,073	$5,777	$58,982	$22,897
Cost of goods sold	14,421	2,988	31,930	13,414
Restructuring provision for excess and obsolete inventory	-	-	2,143	-
Gross profit	12,652	2,789	24,909	9,483
Operating expenses:
Selling costs	3,958	758	9,789	2,557
Restructuring charges	-	-	944	-
Restructuring charge for impairment of intangible assets	-	-	4,664	-
Impairment of service reporting unit goodwill	200	-	200	-
General and administrative	4,275	2,688	12,902	9,976
Research and development	3,562	911	8,000	2,949
Total operating expenses	11,995	4,357	36,499	15,482
Operating income (loss)	657	(1,568)	(11,590)	(5,999)
Other income (expenses):
Interest income	83	400	695	810
Interest expense	(21)	(70)	(161)	(209)
Gain on sale of Phazar stock	-	3,882	-	3,882
Other income (expense)	87	(341)	(19)	168
Total other income (expenses)	149	3,871	515	4,651
Income (loss) before income taxes	806	2,303	(11,075)	(1,348)
Benefit (provision) for income taxes	5	4	16	2
Income (loss) before minority interest	811	2,307	(11,059)	(1,346)
Minority interest in net income of Merry Fields	-	-	(101)	-
Net income (loss)	$811	$2,307	($11,160)	($1,346)

Weighted average shares - basic	21,414	22,784	21,801	19,792
Earnings (loss) per share - basic	$0.04	$0.10	($0.51)	($0.07)

Weighted average shares - diluted	21,589	23,213	21,801	19,792
Earnings (loss) per share - diluted	$0.04	$0.10	($0.51)	($0.07)